EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 16, 1999 included in Fischer Imaging Corporation's Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this Registration Statement on Form S-3.



/s/Arthur Andersen LLP

Denver, Colorado
October 21, 1999